SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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Go-Page Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GO-PAGE CORPORATION
40 Lake Bellevue Drive, Suite 100
Bellevue WA  98005
425-256-9302

INFORMATION STATEMENT
PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS October 16, 2014

This information statement (the “Information Statement”) will be mailed on or about October 31, 2014 to the stockholders of record of Go-Page Corporation, a Nevada corporation (the “Company”), as of October 16, 2014 pursuant to Section 14(c) of the Exchange Act of 1934, as amended.

The consenting stockholders of the Company (the “Consenting Stockholders”) holding an aggregate of 40,000,000 shares of common stock (approximately 93.25%) have approved and consented in writing in lieu of a special meeting of the stockholders to the following actions:

•
On October 16, 2014 and pursuant to Section 78.335 of the Nevada Revised Statutes, the Consenting Stockholders resolved to remove Jeroen Kreeft and Stewart Irvine as members of the board of directors of the Company.

Section 78.335 of the Nevada Revised Statutes provides that any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds (66.666%) of the voting power of the issued and outstanding stock entitled to vote.

The approval and consent of the Consenting Stockholders constitute the approval and consent of  more than two-thirds (66.66%) of the voting power of our issued and outstanding stock entitled to vote and such consent is sufficient under the Nevada Revised Statutes and the Company’s Articles of Incorporation and Bylaws to approve the aforementioned action.  Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

Please review the Information Statement for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

By Order of the Company,

/s/Peter Schulhof
Peter Schulhof, President and Director

October 22, 2014

GO-PAGE CORPORATION
40 Lake Bellevue Drive, Suite 100
Bellevue WA  98005
425-256-9302

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PROMULGATED THEREUNDER

GENERAL INFORMATION

This Information Statement is being furnished by Go-Page Corporation, a Nevada corporation (“we,” “us,” “our” or the “Company”) in connection with action taken by the holders (the “Consenting Stockholders”) of an aggregate of 40,000,000 shares of the Company’s common stock (approximately 93.25%).  By written consent dated October 16, 2014, the Consenting Stockholders, pursuant to and in satisfaction of Section 78.335 of the Nevada Revised Statutes, resolved to remove Jeroen Kreeft and Stewart Irvine as members of the board of directors of the Company.

 We are first sending or giving this Information Statement on or about October 31, 2014 to our stockholders of record as of the close of business on October 16, 2014 (the “Record Date”).

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

No Further Voting Required

We are not seeking consent, authorizations, or proxies from you. The NRS and our bylaws provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

This Information Statement is circulated to advise the stockholders of action already approved by written consent of the stockholders who collectively hold 40,000,000 shares of common stock or 93.25% of the voting power of our capital stock.

Interest of Certain Persons in or Opposition to Matters to be Acted on

None.

Proposals by Security Holders

None.

Dissenters Rights of Appraisal

None.

Delivery of Documents to Security Holders Sharing an Address

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address: 40 Lake Bellevue Drive, Suite 100,  Bellevue WA  98005  Attention: Peter Schulhof, President

FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

STOCKHOLDER ACTION – REMOVAL OF DIRECTORS

General

Under Section 78.335 of the NRS, members of a board of directors of a corporation may be removed by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Our bylaws also permit the removal of directors by a vote of stockholders.

This action was to remove Messrs. Jeroen Kreeft and Stewart Irvine from our board of directors. Following the removal of Messrs. Kreeft and Irvine from our board of directors, they will no longer hold any positions with the Company.

Vote Required; Manner of Approval

Under Section 78.335 of the NRS, a director may be removed from a board of directors of a corporation by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Section 78.320 of the NRS permits any corporate action, upon which a vote of stockholders is required or permitted, to be taken without a meeting, provided that written consents are received from stockholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Accordingly, the removal of a director from our board of directors may be effected by a written consent executed by stockholders representing at least two-thirds of our outstanding stock entitled to vote. Since the Consenting Stockholders hold an aggregate of 40,000,000 shares of common stock or 93.25% of our outstanding voting stock on the Record Date, the written consent that they delivered on October 16, 2014 is sufficient to remove Messrs. Kreeft and Irvine from our board of directors and no further vote, approval or consent of stockholders is required to approve or authorize this action.

Effective Date

The effective date of this action is 20 calendar days following the initial mailing of this Information Statement, which is expected to be November 20, 2014.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current director(s) and executive officer(s):

Name	Age	Position with the Company	Director Since
Peter Schulhof	52	President, Treasurer, Secretary, & Director	Nov. 28, 2013
Anthony Jackson	33	CFO, & Director	Jan. 10, 2014

The board of directors has no nominating, audit or compensation committee at this time.

Term of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Background and Business Experience

The business experience during the past five years of the person presently listed above as an Officer or Director of the Company is as follows:

Biographical Information

Peter Schulhof- President, Secretary, Treasurer, Director

Mr. Schulhof was appointed a director and officer on November 28, 2013 and for over the last five years, Peter Schulhof served as Director and Chief Executive Officer of Westridge Resources Inc., a junior resource company focusing on gold and silver from September 27, 2011 to January 18, 2013 and also served as its President from August 23, 2011 to January 18, 2013.

Mr. Schulhof  has, and continues to be, Chief Executive Officer of Six Star Capital since 1999. Six Star Capital has concentrated on teaming, financing and growing, technology and resource based businesses both private and public.

Anthony Jackson-CFO, Director

 Mr. Jackson was Appointed a director and officer on January 10, 2014 and for over the last five years, Mr. Anthony Jackson, CA is a Principal at BridgeMark Financial Corp. providing administration, corporate compliance, and financial reporting activities to public and private companies. Mr. Jackson is also founder of Jackson & Company Chartered Accountants assisting private and public companies with full service accounting and tax functions. Prior to his time at Bridge Mark, Mr. Jackson spent a number of years working at Ernst & Young LLP while obtaining his CA designation before moving onto work as a senior analyst at a boutique investment banking firm.

Most recently Mr. Jackson has had extensive experience as a Director and CFO of numerous publicly traded corporations. Mr. Jackson earned a Bachelor of Business Administration degree from Simon Fraser University, and holds the professional designation of Chartered Accountant (CA), where he is a member of the BC and Canadian Institute of Chartered Accountants.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Audit Committee and Audit Committee Financial Expert

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONSAND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers.  None of the new directors and executive officers have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

As we have adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family.

Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

On June 9, 2014, Psi-Tech Corporation received 20,000,000 restricted shares of common stock of the Company as part of the consideration pursuant to a license agreement between PSiTech Corporation and the Company.   Stewart Irvine has provided certain Intellectual Property to PSiTech and received cash consideration for this transaction.

None of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Director Independence

During the year ended June 30, 2013, we did not have any independent directors on our Board of Directors.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and  Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us since inception on April 14, 2004 to June 30, 2013.

Name and Principal Position	Fiscal Year Ended 6/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ward, Former CEO & Director(1)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Peter Schulhof, President, Treasurer, Secretary, and Director(2)	N/A	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	N/A	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Anthony Jackson CFO, and Director(3)	N/A	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	N/A	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Stewart Irvine Former COO & Director(4)	N/A	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	N/A	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

1. Mr. Derek Ward has been a director of our company since April 14, 2004. He was appointed as chief executive officer of our company on April 14, 2004.  Mr. Ward has resigned from all his positions with the Company.

2. Mr. Peter Schulhof was appointed a director of our company and was appointed as Secretary, Treasurer, of our company on November 28, 2013 and appointed President on January 24, 2014

3. Mr. Anthony Jackson was appointed a director of our company and was appointed as CFO of our company on January 10, 2014.

4. Mr. Stewart Irvine was appointed a director of our company on November 28, 2013 and appointed COO on   January 24, 2014. Mr. Irvine has resigned or has been removed from all his positions with the Company.

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or un-exercisable options, as of the year ended June 30, 2013.

Option Exercises

In fiscal 2013 and 2012, none of our Named Executive Officers exercised any options to purchase shares of our common stock.

Pension Benefits

We do not have any plan that provides for payments or other benefits at, following, or in connection with the retirement of any of our employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not have any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination or Change in Control

As of June 30, 2013 we do not have any contract, agreement, plan or arrangement that provides for any payment to any of our Named Executive Officers at, following, or in connection with a termination of the employment of such Named Executive Officer, a change in control of the Company or a change in such Named Executive Officer’s responsibilities.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Employment Contracts

We currently have two employment contracts with our officers that have been  executed subsequent to the year ended June 30, 2013.

Stock Option Grants

We did not grant any stock options to the executive officers or directors during our most recently completed fiscal year ended June 30, 2013, and we have not granted any stock options since our inception.

Compensation Arrangements

As of June 30, 2013 we do not pay to our directors or officers any salaries or consulting fees. We anticipate that compensation may be paid to our officers in the future. We currently have two employment contracts with our officers that have been  executed subsequent to the year ended June 30, 2013. Pursuant to SAB topic 1:B(1) and the last paragraph of SAB 5:T, we are required to report all costs of conducting our business.

Accordingly, we record the fair value of contributed executive services provided to us at no cost as compensation expense, with a corresponding increase to additional paid-in capital, in the year which the services are provided. We do currently do not have any agreements for the compensation of our consultants.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates.  The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

COMPANY CONTACT INFORMATION

All inquiries regarding Go-Page Corporation should be addressed to Peter Schulhof, President, at Go-Page Corporation’s principal executive offices, at: 40 Lake Bellevue Drive, Suite 100, Bellevue WA  98005
Mr. Schulhof may also be reached by telephone at 425-256-3902.

This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.